Arthur Andersen LLP

                   Consent of Independent Public Accountants

     As independent public accountats, we hereby consent to the use of our report on Pioneer Variable Contracts Trust dated February 12, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 10 and Amendment No. 11 to Registration Statement File Nos. 33-84546 and 811-8786, respectively.

                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 28, 1999